Amendment No. 6
to the
Fund Participation Agreement (the “Agreement”), dated as of January 28, 2005 between
Transamerica Life Insurance Company,
American Funds Insurance Series and Capital Research and Management Company

All defined terms in the Agreement are applicable to this Amendment.

Effective May 1, 2011, the Agreement is amended as follows:

1.	Attachment A is hereby replaced by the Attachment A that follows.

2.	A new Section 33 is hereby added to the Agreement as set forth in Attachment B.

3.      A new Section 34 is hereby added to the Agreement as set forth in Attachment C.

Except as expressly supplemented, amended or consented to hereby, all of the representations and conditions of the Agreement will remain unamended and will continue to be in full force and effect.

In Witness Whereof, the following duly authorized officers have caused this Amendment to be executed:

Transamerica Life Insurance Company	American Funds Insurance Series

By:       /s/ Arthur D. Woods                                                               By:       /s/ Steven I. Koszalka
Name:    Arthur D. Woods                                              Name:  Steven I. Koszalka
As its:    Vice President                                                     As its:   Secretary

Capital Research and Management Company

By:       /s/ Michael J. Downer
Name:  Michael J. Downer
As its:   Senior Vice President and Secretary

Attachment A

SEPARATE ACCOUNTS, CONTRACTS AND PORTFOLIOS

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
PFL Corporate Account One Est. August 10, 1998	1933 Act Exempt 1940 Act Exempt (Advantage V Variable Universal Life Policy) (Advantage VI Variable Universal Life Policy)
• Asset Allocation Fund – Class 2 Shares
• Blue Chip Income and Growth Fund – Class 2 Shares
• Bond Fund – Class 2 Shares
• Cash Management Fund – Class 2 Shares
• Global Discovery Fund – Class 2 Shares
• Global Growth Fund – Class 2 Shares
• Global Growth & Income Fund – Class 2 Shares
• Global Small Capitalization Fund – Class 2 Shares
• Growth Fund – Class 2 Shares
• Growth-Income Fund – Class 2 Shares
• High-Income Bond Fund – Class 2 Shares
• International Fund – Class 2 Shares
• New World Fund – Class 2 Shares
• U.S. Government/AAA-Rated Securities Fund – Class 2 Shares

Transamerica Corporate Separate Account Sixteen June 16, 2003	1933 Act File No. 333-109579 1940 Act File No. 811-21440 (Advantage X Variable Universal Life Policy)
• Asset Allocation Fund – Class 2 Shares
• Blue Chip Income and Growth Fund – Class 2 Shares
• Bond Fund – Class 2 Shares
• Cash Management Fund – Class 2 Shares
• Global Discovery Fund – Class 2 Shares
• Global Growth Fund – Class 2 Shares
• Global Growth & Income Fund – Class 2 Shares
• Global Small Capitalization Fund – Class 2 Shares
• Growth Fund – Class 2 Shares
• Growth-Income Fund – Class 2 Shares

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
(Continued) Transamerica Corporate Separate Account Sixteen June 16, 2003	1933 Act File No. 333-109579 1940 Act File No. 811-21440 (Advantage X Variable Universal Life Policy)	• High-Income Bond Fund – Class 2 Shares • International Fund – Class 2 Shares • New World Fund – Class 2 Shares • U.S. Government/AAA-Rated Securities Fund – Class 2 Shares
Separate Account VA-1 December 4, 1986	1933 Act File No. 333-128773 1940 Act File No. 811-04940 (Prime Investor Variable Annuity)
• Cash Management Fund – Class 1 Shares
• Growth Fund - Class 1 Shares
• Growth-Income Fund – Class 1 Shares
• High-Income Bond Fund – Class 1 Shares
• U.S. Government/AAA-Rated Securities Fund – Class 1 Shares

Separate Account VA Y October 19, 2001	33 Act File No. 333-131987 40 Act File No. 811-21858 (Flexible Premium Variable Annuity – J, under the marketing name “Transamerica AxiomSM Variable Annuity”)	• Asset Allocation Fund – Class 2 Shares • Bond Fund - Class 2 Shares • Growth Fund – Class 2 Shares • Growth-Income Fund - Class 2 Shares • International Fund - Class 2 Shares
Separate Account VA W May 15, 2000
33 Act File No. 333-116562
40 Act File No. 811-21594
(Flexible Premium Variable Annuity – G, under the marketing name “Transamerica LibertySM Variable Annuity”)

33 Act File No. 333-116562
40 Act File No. 811-21594
(MEMBERS® LibertySM Variable Annuity)

• Asset Allocation Fund – Class 2 Shares
• Bond Fund - Class 2 Shares
• Growth Fund – Class 2 Shares
• Growth-Income Fund - Class 2 Shares
• International Fund - Class 2 Shares

• Asset Allocation Fund – Class 2 Shares
• Bond Fund - Class 2 Shares
• Growth Fund – Class 2 Shares
• Growth-Income Fund - Class 2 Shares

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Separate Account VA B January 19, 1990
33 Act File No. 33-56908
40 Act File No. 811-06032
(Transamerica FreedomSM Variable Annuity)

33 Act File No. 33-33085
40 Act File No. 811-06032
(Transamerica LandmarkSM Variable Annuity)

33 Act File No. 33-56908
40 Act File No. 811-06032
(MEMBERS® FreedomSM Variable Annuity)

33 Act File No. 33-33085
40 Act File No. 811-06032
(MEMBERS® LandmarkSM Variable Annuity)

• Asset Allocation Fund – Class 2 Shares
• Bond Fund - Class 2 Shares
• Growth Fund – Class 2 Shares
• Growth-Income Fund - Class 2 Shares
• International Fund - Class 2 Shares

• Asset Allocation Fund – Class 2 Shares
• Bond Fund - Class 2 Shares
• Growth Fund – Class 2 Shares
• Growth-Income Fund - Class 2 Shares

Separate Account VA C February 20, 1997	33 Act File No. 333-83957 40 Act File No. 811-09503 (Transamerica ExtraSM Variable Annuity) 33 Act File No. 333-83957 40 Act File No. 811-09503 (MEMBERS® ExtraSM Variable Annuity)
• Asset Allocation Fund – Class 2 Shares
• Bond Fund - Class 2 Shares
• Growth Fund – Class 2 Shares
• Growth-Income Fund - Class 2 Shares
• International Fund - Class 2 Shares

• Asset Allocation Fund – Class 2 Shares
• Bond Fund - Class 2 Shares
• Growth Fund – Class 2 Shares
• Growth-Income Fund - Class 2 Shares

Separate Account VA X May 15, 2000	33 Act File No. 333-125817 40 Act File No. 811-21776 (Flexible Premium Variable Annuity – I, under the marketing name “Transamerica Advisor EliteSM Variable Annuity”)	• Asset Allocation Fund – Class 2 Shares • Bond Fund - Class 2 Shares • Growth Fund – Class 2 Shares • Growth-Income Fund - Class 2 Shares • International Fund - Class 2 Shares

Name of Separate Account and Date Established by the Board of Directors	SEC File Numbers of the Contracts Funded	Portfolios
Transamerica Separate Account R3 November 23, 2009	33 Act File No. 333-166119 40 Act File No. 811-22407 (Advantage R3 Variable Adjustable Life Insurance Policy)
• Asset Allocation Fund – Class 2 Shares
• Blue Chip Income and Growth Fund – Class 2 Shares
• Bond Fund – Class 2 Shares
• Cash Management Fund – Class 2 Shares
• Global Discovery Fund – Class 2 Shares
• Global Growth Fund – Class 2 Shares
• Global Growth & Income Fund – Class 2 Shares
• Global Small Capitalization Fund – Class 2 Shares
• Growth Fund – Class 2 Shares
• Growth-Income Fund – Class 2 Shares
• High-Income Bond Fund – Class 2 Shares
• International Fund – Class 2 Shares
• New World Fund – Class 2 Shares
• U.S. Government/AAA-Rated Securities Fund – Class 2 Shares

Attachment B

33.           Each party to this Agreement acknowledges that in order to perform the duties called for in this Agreement, it may be necessary for a party (“owner”) to disclose to the other party(ies) certain “Confidential Information.” Confidential Information means non-public, proprietary information, data or know-how of an owner, including, but not limited to, personal information of an owner’s customers.  No party will use another party’s Confidential Information except as required for the performance of this Agreement. Each party will use commercially reasonable efforts in a manner fully consistent with industry standards and applicable federal, state and international laws and regulations to hold in confidence a party’s Confidential Information. Notwithstanding the foregoing, Confidential Information does not include information which is: (i) already in the possession of the receiving party or its subsidiaries and not subject to a confidentiality obligation to the providing party; (ii) independently developed by the receiving party; (iii) publicly disclosed or in the public domain through no fault of the receiving party; (iv) rightfully received by the receiving party or its subsidiaries from a third party that is not under any obligation to keep such information confidential; (v) approved for release by written agreement with the owner; or (vi) disclosed pursuant to the requirements of law, regulation or court order.

Each party to this Agreement represents, warrants and agrees that it has adopted and implemented, and will continue to have in place and follow for the term of this Agreement and thereafter, appropriate policies and procedures designed to detect, prevent and mitigate the risk of identity theft and other breaches of privacy concerning Confidential Information.  Each party agrees to take prompt and appropriate measures to respond to any breach of privacy concerning Confidential Information of the owner, and to notify the owner in writing regarding such breach in the most expedient time possible and without unreasonable delay; provided, however, that a party may postpone providing such notice as the party deems consistent with the legitimate needs of law enforcement.  Each party further agrees to provide the owner with a copy of its plan to remediate any such breach and to pay for all costs associated with such remediation and with providing written notice of such breach to the applicable party.

Each party agrees to establish and maintain (i) administrative, technical and physical safeguards against the destruction, loss or alteration of Confidential Information, and (ii) appropriate security measures to protect Confidential Information, which measures are consistent with the laws and regulations of the Commonwealth of Massachusetts applicable to it and other applicable federal, state and international laws and regulations relating to personal information security.

The provisions found in this Section 33 will survive any expiration or termination of the Agreement.

Attachment C

          34.  Should the Series and the Company desire to distribute the prospectuses of the Funds within the Series pursuant to Rule 498 of the Securities Act of 1933, as amended, (“Rule 498”), the roles and responsibilities of the Parties to the Agreement (the “Parties”), for complying with Rule 498 and other applicable laws, are set forth as follows:

34.1.  For purposes of this Section 34, the terms “Summary Prospectus” and “Statutory Prospectus” shall have the same meaning as set forth in Rule 498.

34.2.  The Series shall provide, or cause to provide, the Company with copies of the Summary Prospectuses in the same manner and at the same times as the Agreement requires that the Series provide the Company with Statutory Prospectuses.

34.3.  The Series and CRMC each represent and warrant that the Summary Prospectuses and the web site hosting of such Summary Prospectuses will comply with the requirements of Rule 498 applicable to the Series and its Funds.  The Series further represents and warrants that it has reasonable policies and procedures in place to ensure that such web site complies with Rule 498.

34.4.  The Series and CRMC each agree that the URL indicated on each Summary Prospectus will lead policyholders/contract owners directly to the web page used for hosting Summary Prospectuses (“Landing Page”) and that such Landing Page will host the current Funds and Fund documents required to be posted in compliance with Rule 498.  The Series shall promptly notify the Company of any interruptions in availability of this Landing Page that last more than 24 hours.  Such Landing Page will contain the Fund documents of the Funds that serve as investment options available under the Agreement.

34.5.  The Series and CRMC represent and warrant that they will be responsible for compliance with the provisions of Rule 498(f)(l) involving policyholder/contract owner requests for additional Series documents made directly to the Series.  The Series and CRMC further represent and warrant that any information obtained about policyholders/contract owners pursuant to this provision will be used solely for the purposes of responding to requests for additional Series’ documents.

34.6.  The Company represents and warrants that it will be responsible for compliance with the provisions of Rule 498(f)(l) involving policyholder/contract owner requests for additional Series documents made directly to the Company or one of its affiliates.

34.7.  Company represents and warrants that any binding together of Summary Prospectuses and/or Statutory Prospectuses will be done in compliance with Rule 498.

34.8.  If the Series determines that it will end its use of the Summary Prospectus delivery option, the Series and/or CRMC will provide the Company with at least 60 days’ advance notice of its intent.

34.9.  Each party agrees to notify the other party promptly upon its discovery of a failure to comply with the provisions of Rule 498.

34.10. The Parties agree that the Company is not required to distribute Summary Prospectuses to its policyholders/contract owners, but rather that the use of the Summary Prospectus will be at the discretion of the Company.  The Company agrees that it will give CRMC and the Series reasonable notice of its intended use of the Summary Prospectuses or the Statutory Prospectuses.

34.11. The Parties agree that all other provisions of the Agreement, including the Indemnification provisions, will apply to the terms of this Section 34 as applicable.